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                                                                    EXHIBIT 23.3


                  [NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 1999, 2000, and 2001, each of which is included in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the year ended December 31, 2001. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By:    /s/ Frederic D. Sewell
                                              ---------------------------------
                                                 Frederic D. Sewell
                                                 Chairman and Chief Executive
                                                 Officer

Dallas, Texas
October 9, 2002